UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 21, 2016
(Date of earliest event reported)

CELLECTAR BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3301 Agriculture Drive
Madison, WI 53716
(Address of principal executive offices)

(608) 441-8120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On January 21, 2016, Cellectar Biosciences, Inc. (the “Company”) received notice from Nasdaq which indicated that Company stock failed to maintain a minimum of a $1.00 bid price for a period of 30 consecutive trading days beginning December 7, 2015 through January 20, 2016. As a result, the Company’s stock is not in compliance with Nasdaq Listing Rule 5550(a)(2). Nasdaq’s rules provide the Company a period of 180 calendar days in which to regain compliance. Such compliance is regained if, during this period, the bid price is at least $1.00 for 10 consecutive business days.

The Company previously filed a definitive proxy statement on January 7, 2016, requesting stockholder approval of a reverse split that we anticipate, among other things, would enable the Company to regain compliance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2016

CELLECTAR BIOSCIENCES, INC.

By:  /s/ Chad J. Kolean

Name: Chad J. Kolean

Title: Vice President and Chief Financial Officer